EXHIBIT 23.1

                       CONSENT OF INDEPENDANT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-29537 and 333-29529) of Callon Petroleum Company of our report dated October 29, 1997 appearing on page F-1 of this Current Report on Form 8-K.

/s/ PRICE WATERHOUSE LLP
    Price Waterhouse LLP
    San Francisco, California
    October 29, 1997